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                                                                 Exhibit (9)(c)

February 15, 2008

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: Jeffrey Mihalchik, Vice President

    Re:Gateway Trust (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.6, the Additional Funds provision, of the Master Custodian Agreement dated as of September 1, 2005 by and among each management investment company party thereto and State Street Bank and Trust Company (the "Agreement"), the undersigned Fund hereby requests that your bank act as Custodian for the Fund under the terms of the Agreement. In addition, in accordance with Section 18.7, the Additional Portfolios provision, of the Agreement, the undersigned Fund hereby requests that your bank act as Custodian with respect to a series of shares established by the Fund and known as the Gateway Fund, under the terms of the Agreement. In connection with such requests, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.4 of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                        Sincerely,

                                        GATEWAY TRUST
                                            on behalf of itself and:
                                            GATEWAY FUND

                                        By: /s/ Michael Kardok
                                            ------------------------------------
                                            Name: Michael Kardok
                                            Title: Treasurer Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUSTCOMPANY

By: /s/ Joseph L. Hooley
    ------------------------------------
    Name: Joseph L. Hooley
    Title: Vice Chairman

Effective Date: February 15, 2008